UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ATTIS INDUSTRIES INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee paid previously with preliminary materials.

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ATTIS INDUSTRIES INC.
12540 BROADWELL ROAD

SUITE 2104
MILTON, GA 30004

THE MEETING DATE IS FAST APPROACHING

PLEASE VOTE YOUR PROXY TODAY

February 21, 2019

Dear Stockholder:

According to our latest records, we have not received your voting instructions for the Special Meeting of Shareholders of Attis Industries Inc. to be held on March 7, 2019. Your vote is extremely important, no matter how many shares you hold. Please vote your shares today so the Company may avoid additional solicitation expenses and potential delays.

For the reasons set forth in the Proxy Statement dated February 5, 2019 filed with the United States Securities and Exchange Commission on such date, the Board of Directors unanimously recommends that you vote “FOR” the proposed Reverse Stock Split. Please vote via the internet or telephone as soon as possible or alternatively, please sign, date, and return the enclosed vote instruction form (see the instructions below).

If you need assistance voting your shares or have questions, please call D.F. King & Co., Inc. toll free at (800) 207-3159. On behalf of your Board of Directors, thank you for your trust and continued support.

Sincerely,

/s/ Jeffrey Cosman
Jeffrey Cosman
Chief Executive Officer

You may use one of the following simple methods to promptly provide your voting instructions:

Vote by Internet – Please access the website listed on your proxy card or voting instruction form and follow the instructions provided.

Vote by Telephone - Please call the toll free number listed on your proxy card or voting instruction form and follow the instructions provided.

Vote by Mail - Mark, sign, date and return your proxy card or voting instruction form and return it in the postage-paid return envelope provided.